SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 27, 2002 (September 17, 2002)

Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)

0-247802 (Commission File Number)	33-73002-1 (Commission File Number)

93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)	(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)

Item 5    Other Events

On September 17, 2002, the Company’s indirect parent Westar Energy, Inc. was served with a federal grand jury subpoena issued to it and its subsidiaries by the United States Attorney’s Office in Topeka, Kansas. The subpoena seeks documents and testimony concerning the use of aircraft leased by our parent Westar Industries, Inc., and our subsidiary AV One, Inc. and annual meetings of the shareholders of Westar Energy, Inc. Since that date, an employee of our parent company and employees of our subsidiary AV One, Inc. have received additional subpoenas seeking documents and testimony concerning use of the aircraft, the chief executive officer of Westar Energy, Inc., and Westar Energy, Inc. generally. The Company intends to cooperate with the United States Attorney’s Office in this matter.

The Board of Directors of Westar Energy, Inc. has appointed a Special Committee consisting of Frank J. Becker, Charles Q. Chandler, IV, and John C. Nettels, Jr., to investigate certain matters relating to the grand jury investigation. The Special Committee has retained as its counsel the law firm of Debevoise & Plimpton, including Mary Jo White, the former United States Attorney for the Southern District of New York and chair of the firm’s litigation department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date: September 27, 2002	By:	/S/ DARIUS G. NEVIN

Darius G. Nevin Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date: September 27, 2002	By:	/S/ DARIUS G. NEVIN

Darius G. Nevin Executive Vice President and Chief Financial Officer